Exhibit 5.1

King & Spalding LLP
1l80 Peachtree Street N.E.
Atlanta, Georgia 30309-3521
Phone: 404/ 572-4600
Fax: 404/572-5100
www.kslaw.com

July 7, 2010

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

RE:	Carmike Cinemas, Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Carmike Cinemas, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (No. 333-167383) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of (i) the Company’s common stock, par value $0.03 per share (“Common Stock”), (ii) debt securities of the Company (“Debt Securities”), (iii) guarantees of the Debt Securities (the “Guarantees”) by one or more of Eastwynn Theatres, Inc., an Alabama corporation, and GKC Indiana Theatres, Inc., an Indiana corporation (collectively, the “Other Guarantors”), and George G. Kerasotes Corporation, a Delaware corporation, GKC Michigan Theatres, Inc., a Delaware corporation, GKC Theatres, Inc., a Delaware Corporation, and Military Services, Inc., a Delaware corporation (collectively, the “Delaware Guarantors” and with the Other Guarantors, the “Guarantors”), (iv) the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”), (v) depositary shares, each representing a fractional interest in a share of Preferred Stock (“Depositary Shares”) and (vi) warrants for the purchase of any of the Debt Securities, Depositary Shares, Preferred Stock or Common Stock (“Warrants”), in an aggregate amount not to exceed $175,000,000. The Depositary Shares are to be issued from time to time pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into between the Company and a bank or trust company selected by the Company. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Registration Statement.

The Debt Securities are to be issued under an indenture among the Company, the Guarantors, if applicable, and a trustee to be named at the time such Debt Securities are issued (the “Indenture”). We have examined the form of Indenture, form of Debt

Carmike Cinemas, Inc.

July 7, 2010

Securities and form of Guarantees, and have relied as to matters of fact upon, original, certified, conformed or photographic copies of such corporate records of the Company and the Guarantors, such certificates of public officials, officers of the Company and the Guarantors and other persons, and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly.

We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture will be duly authorized by all requisite action by each party thereto, and that such agreement will be duly executed and delivered by the parties thereto, and will be a valid and binding agreement of the parties thereto (other than the Company and the Delaware Guarantors) enforceable against the parties thereto (other than the Company and the Delaware Guarantors) in accordance with its terms.

We have assumed without independent investigation that, with respect to the Debt Securities and any Guarantees, that at the time they are sold, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Securities and Exchange Commission and the Indenture shall have been duly qualified under the TIA.

Insofar as the opinion set forth in paragraph (iv) relates to matters governed by the laws of the States of Alabama and Indiana, we have relied, with the consent of the following counsel, upon the opinions, dated as of the date hereof, of Page, Scrantom, Sprouse, Tucker & Ford, P.C., with respect to Eastwynn Theatres, Inc., and Barnes & Thornburg LLP, with respect to GKC Indiana Theatres, Inc. Our opinions with respect to such matters are subject to the same qualifications, assumptions and limitations as are set forth in those opinions.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial interpretations concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Carmike Cinemas, Inc.

July 7, 2010

Based upon the foregoing, and subject to the other limitations and qualifications set forth herein, we are of the opinion that:

(i)	Upon the due authorization of the issuance of shares of Common Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares of Common Stock will be validly issued, fully paid and nonassessable.

(ii)	Upon due authorization, the Debt Securities, when (a) the Indenture has been duly executed and delivered by the Company, the Guarantors (if applicable) and the relevant trustee, (b) the definitive terms and provisions of such Debt Securities have been duly established, (c) any supplemental indenture has been duly executed and delivered by the Company, the Guarantors (if applicable) and the relevant trustee, (d) all agreements relating to any collateral or security arrangements have been validly executed and delivered by each of the Company and the Guarantors and any other parties thereto and (e) when the Debt Securities are duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(iii)	Upon due authorization, the Guarantees of the Delaware Guarantors, when (a) the Indenture has been duly executed and delivered by the Company, the Guarantors (if applicable) and the relevant trustee, (b) the definitive terms and provisions of such Guarantees have been duly established, (c) any supplemental indenture has been duly executed and delivered by the Company, the Guarantors (if applicable) and the relevant trustee, (d) all agreements relating to any collateral or security arrangements have been validly executed and delivered by each of the Company and the Guarantors and any other parties thereto and (e) when the Debt Securities are duly executed and delivered by the Company and the Guarantors and authenticated by the trustee in accordance with the indenture and when the Debt Securities have been delivered against payment therefor, will constitute valid and binding obligations of the Delaware Guarantors, enforceable against the Delaware Guarantors in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(iv)	Upon due authorization, the Guarantees of the Other Guarantors, when (a) the Indenture has been duly executed and delivered by the Company, the

Carmike Cinemas, Inc.

July 7, 2010

Guarantors (if applicable) and the relevant trustee, (b) the definitive terms and provisions of such Guarantees have been duly established, (c) any supplemental indenture has been duly executed and delivered by the Company, the Guarantors (if applicable) and the relevant trustee, (d) all agreements relating to any collateral or security arrangements have been validly executed and delivered by each of the Company and the Guarantors and any other parties thereto and (e) when the Debt Securities are duly executed and delivered by the Company and the Guarantors and authenticated by the trustee in accordance with the indenture and when the Debt Securities have been delivered against payment therefor, will constitute valid and binding obligations of the Other Guarantors, enforceable against the Other Guarantors in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(v)	Upon the due authorization of the issuance of shares of Preferred Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(vi)	Upon the due authorization of the issuance of the Depositary Shares, the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement) and the issuance and delivery thereof in accordance with the terms of the Deposit Agreement, such Depositary Shares will have been validly issued, and will represent a fractional interest in a validly issued, fully paid and nonassessable share of Preferred Stock.

(vii)	Upon the due authorization of the Warrants and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement) and when duly executed by the Company and countersigned by the applicable warrant agent in accordance with the applicable warrant agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

Carmike Cinemas, Inc.

July 7, 2010

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ King & Spalding LLP

King & Spalding LLP